As filed with the Securities and Exchange Commission on June 22, 2006

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	77-0404318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2900 Eisenhower Avenue, Suite 300

Alexandria, Virginia 22314

(703) 329-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryce Blair

Chairman of the Board and Chief Executive Officer

AvalonBay Communities, Inc.

2900 Eisenhower Avenue, Suite 300

Alexandria, Virginia 22314

(703) 329-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
John J. Huber, Esq.

William P. O’Neill, Esq.

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004-1304

(202) 637-2200

Approximate date of commencement of proposed sale to the public:
At any time and from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $0.01 par value per share	79,091	$40.50	$3,203,186	$342.74
	45,339	50.60	2,294,153	245.47
	34,877	69.95	2,439,646	261.04
	21,170	91.71	1,941,501	207.74
	54,880	102.88	5,646,054	604.13
	739	109.10	80,625	8.63
Total	236,096		$15,605,165	$1,669.75

(1)           Consists of shares of common stock issued pursuant to the Registrant’s 1994 Stock Incentive Plan, as amended and restated.

(2)           Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The base purchase price per share will be equal to either (a) the exercise price of the related option, (b) the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion or (c) the fair market value of the restricted share on the date of vesting, as applicable. In each case, the actual purchase price will equal the base purchase price less dividends received to the Expiration Date and plus interest from the date of receipt of the shares through the Expiration Date as described herein. The base purchase price will be up to $40.50 for 79,091 shares; between $40.50 and $50.60 for 45,339 shares; between $50.60 and $69.95 for 34,877 shares; between $69.95 and $91.71 for 21,170 shares; between $91.71 and $102.88 for 54,880 shares; and $109.10 for 739 shares.

(3)           Aggregate purchase price, excluding interest, estimated to be payable (based on the highest per share price) if the rescission offer covered by this registration statement is accepted in full with respect to the shares of common stock. Pursuant to Rule 457(j), this is the aggregate purchase price paid for all shares covered by this rescission offer.

(4)           Calculated pursuant to Rule 457(j).

PROSPECTUS

AVALONBAY COMMUNITIES, INC.

RESCISSION OFFER

Up to 236,096 Shares of Common Stock

We are offering to repurchase up to 236,096 shares of our common stock (the “Rescission Offer”) from the persons who received such shares from us (a) upon the exercise of stock options, (b) upon the conversion of restricted stock units or (c) upon the vesting of restricted stock grants (persons in categories (a), (b) and (c) collectively, the “Eligible Offerees,” and each, an “Eligible Offeree”), in each case pursuant to awards made under our 1994 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”), during the period from May 24, 2004 through June 12, 2006 (the “Offering Period”).

We are making this offer because the shares of our common stock subject to the Rescission Offer have not been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), because our issuances of shares under the Stock Incentive Plan inadvertently exceeded the number of shares of our common stock registered with the United States Securities and Exchange Commission (the “Commission”) for issuance under the Stock Incentive Plan. These shares are now being registered by means of a Registration Statement on Form S-3, of which this prospectus forms a part. Accordingly, if you reject the Rescission Offer, the shares of our common stock subject to the Rescission Offer will be properly registered under the Securities Act.

The base repurchase price for each share of our common stock subject to the Rescission Offer will range from $25.375 (for 1,000 shares issued to an Eligible Offeree upon a stock option exercise) to $109.10 (for the vesting of 739 restricted shares awarded to an Eligible Offeree), and will be equal to either (a) the exercise price of the related option, (b) the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion or (c) the fair market value of the restricted share on the date of vesting, as applicable. If our offer to repurchase up to 236,096 shares is accepted in full, the average base repurchase price for the 236,096 shares will equal $63.20 per share and the median base repurchase price will equal $50.60 per share. In each case, the actual repurchase price that we will pay per share is the base repurchase price for that share less dividends paid on that share through the Expiration Date and plus interest from the date of receipt of that share through the Expiration Date as described in this prospectus.

The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on July 31, 2006 (the “Expiration Date”), which is at least thirty (30) days from the date the Rescission Offer will commence. Our common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE,” under the symbol “AVB.”  On June 21, 2006, the last reported sale price for our common stock on the NYSE was $106.12 per share. Our principal executive offices are located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314. Our telephone number is (703) 329-6300.

ELIGIBLE OFFEREES MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER BY SUBMITTING A RESCISSION ELECTION FORM TO US ON OR BEFORE THE EXPIRATION DATE AS SET FORTH UNDER THE TERMS OF THIS PROSPECTUS. ELIGIBLE OFFEREES WHO FAIL TO RESPOND TO THE RESCISSION OFFER ON OR BEFORE THE EXPIRATION DATE WILL BE DEEMED BY US TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY PREVENT AN ELIGIBLE OFFEREE FROM MAINTAINING AN ACTION AGAINST US IN CONNECTION WITH THE SHARES OF COMMON STOCK ACQUIRED BY SUCH ELIGIBLE OFFEREE PURSUANT TO THE STOCK INCENTIVE PLAN DURING THE OFFERING PERIOD.

Investing in our securities involves various risks. Beginning on page 8, we discuss several “Risk Factors” that you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 22, 2006.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and the documents incorporated by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information in this document may only be accurate on the date of this document and you should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the repurchase of our common stock.

You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” “AvalonBay,” or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “project,” “may,” “shall,” “will” and other similar expressions that predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

•        our potential development, redevelopment, acquisition or disposition of communities;

•        the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

•        the timing of lease-up, occupancy and stabilization of apartment communities;

•        the pursuit of land on which we are considering future development;

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•        the anticipated operating performance of our communities;

•        cost, yield and earnings estimates;

•        our declaration or payment of distributions;

•        our joint venture and discretionary fund activities;

•        our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

•        our qualification as a REIT under the Internal Revenue Code;

•        the real estate markets in Northern and Southern California and markets in selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States and in general;

•        the availability of debt and equity financing;

•        interest rates;

•        general economic conditions; and

•        trends affecting our financial condition or results of operations.

We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors, which we describe in “Risk Factors” elsewhere in this prospectus and from time to time in our filings with the Commission including in our Annual Report on Form 10-K for the year ended December 31, 2005, under the caption “Risk Factors,” may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We do not undertake to update these forward-looking statements, and therefore they may not represent our estimates and assumptions after the date of this prospectus.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. You should carefully consider the information set forth under “Risk Factors” beginning on page 8 of this prospectus and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2005, including those risks identified under the caption “Risk Factors” in that document.

The Company

AvalonBay Communities, Inc. is a Maryland corporation that has elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. We engage in the development, redevelopment, acquisition, ownership and operation of multifamily communities in high barrier-to-entry markets of the United States. These barriers-to-entry generally include a difficult and lengthy entitlement process with local jurisdictions and dense urban or suburban areas where zoned and entitled land is in limited supply. Our markets are located in the Northeast, Mid-Atlantic, Midwest, Pacific Northwest, and Northern and Southern California regions of the United States. We focus on these markets because we believe that, long term, the limited new supply of apartment homes and lower housing affordability in these markets will result in larger increases in cash flows relative to other markets over an entire business cycle. In addition to increasing the rental revenues of our operating assets, we believe these market attributes will increase the value of our operating assets and enable us to create additional value through the development and selective acquisition of multifamily housing.

At March 31, 2006, we owned or held a direct or indirect ownership interest in:

•       142 operating apartment communities containing 41,238 apartment homes in ten states and the District of Columbia, of which four communities containing 1,679 apartment homes were under reconstruction;

•       16 communities under construction that are expected to contain an aggregate of 4,879 apartment homes when completed; and

•       rights to develop an additional 48 communities that, if developed in the manner expected, will contain an estimated 12,117 apartment homes.

AvalonBay is the surviving entity from the merger of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc. on June 4, 1998. In October 1998, we changed our name to AvalonBay Communities, Inc. Our common stock is listed on the NYSE under the symbol “AVB.”

AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994 and has not terminated or revoked such election. As a REIT, with limited exceptions, we will not be taxed under federal and certain state income tax laws at the corporate level on our net income to the extent net income is distributed to our stockholders. We have historically made sufficient distributions to avoid tax on retained income, and we intend to make sufficient distributions to avoid income tax at the corporate level. While we believe that we are organized and qualified as a REIT and we intend to operate in a manner that will allow us to continue to qualify as a REIT, there can be no assurance that we will be successful in this regard. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control.

The Rescission Offer

Overview

We are offering to repurchase up to 236,096 shares of our common stock from the persons who received such shares from us (a) upon the exercise of stock options, (b) upon the conversion of restricted stock units or (c) upon the vesting of restricted stock grants, in each case pursuant to awards made under the Stock Incentive Plan during the Offering Period. The shares subject to the Rescission Offer were issued in excess of the number of shares registered under the Securities Act for issuance under the Stock Incentive Plan.

The base repurchase price for each share of our common stock subject to the Rescission Offer will range from $25.375 (for 1,000 shares issued to an Eligible Offeree upon a stock option exercise) to $109.10 (for the vesting of 739 restricted shares awarded to an Eligible Offeree) and will be equal to either (a) the exercise price of the related option, (b) the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion or (c) the fair market value of the restricted share on the date of vesting, as applicable. If our offer to repurchase up to 236,096 shares is accepted in full, the average base repurchase price for the 236,096 shares will equal $63.20 per share and the median base repurchase price will equal $50.60 per share. In each case, the actual repurchase price that we will pay per share is the base repurchase price for that share less dividends paid on that share through the Expiration Date and plus interest at a rate of 4.04% per annum from the date of receipt of the share through the Expiration Date as described in this prospectus.

Our directors and executive officers acquired 83,201 of the shares of common stock that are subject to the Rescission Offer and other officers acquired an additional 76,454 of the shares that are subject to the Rescission Offer.

Our Board of Directors has approved the Rescission Offer in order to address applicable federal registration requirements in connection with the issuance of our common stock pursuant to the Stock Incentive Plan and to limit any contingent liability we may have as a result of noncompliance with such requirements.

Questions and Answers About the Rescission Offer

Q:   Why are we making the Rescission Offer?

A:             We are offering to repurchase up to 236,096 shares of our common stock from Eligible Offerees who received those shares pursuant to the Stock Incentive Plan during the Offering Period because we inadvertently issued shares pursuant to the Stock Incentive Plan in excess of the number of shares of our common that were registered with the Commission for issuance pursuant to the Stock Incentive Plan. We are making the Rescission Offer to address federal securities law compliance issues and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the issuance of such shares of our common stock pursuant to the Stock Incentive Plan.

Q:   Does the Rescission Offer apply to all shares I have received from AvalonBay?

A:             No. The Rescission Offer only applies to shares you received when (a) you exercised an employee stock option during the Offering Period, (b) a deferred stock unit owned by you converted into common stock during the Offering Period, or (c) a restricted stock award owned by you vested during the Offering Period.

Q:   What will I receive if I accept the Rescission Offer?

A:             If you accept our Rescission Offer with respect to the common stock you acquired pursuant to the Stock Incentive Plan, we will repurchase the shares you hold that are subject to the Rescission Offer at a price per share equal to:

•       if you acquired shares of our common stock by exercising options, the exercise price of the related option,

•       if you acquired shares of our common stock through the conversion of restricted stock units, the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion, or

•       if you acquired shares through the vesting of restricted stock, the fair market value of the restricted share on the date of vesting,

in each case, less dividends received to the Expiration Date and plus interest from the date of receipt of the shares through the Expiration Date at an interest rate as described in this prospectus.

If you accept the Rescission Offer, you will not have any right, title or interest to the shares of common stock you will be surrendering upon the closing of the Rescission Offer, and you will only be entitled to receive the proceeds from our repurchase of your common stock.

Q:   Should I accept the Rescission Offer?

A:             Every individual must make his or her own decision. You should be aware that you may receive less cash if you accept the Rescission Offer than if you reject the Rescission Offer and sell your shares on the open market. This will occur if the base repurchase price (i.e., the option exercise price or fair market value on the applicable restricted stock vesting date or restricted unit conversion date), as adjusted for dividends and interest, is less than the price at which our shares are trading on the open market.

Q:   Can you give me an example of what I would receive if I participated in the Rescission Offer?

The calculation of the payment you would receive if we repurchase a share from you varies depending on how and when you acquired the shares.

•       Exercise of Options: if you exercised an option on July 14, 2004 to purchase common stock at an exercise price of $50.60 per share and you accept the Rescission Offer, you would receive:

•       The exercise price of your option = $50.60

•       Less dividends we will have paid on that share through the Expiration Date = $5.80

•       Plus simple interest at 4.04% per year = $4.18

•       For a total of $50.60 – $5.80 + $4.18 = $48.98

•       Conversion of Restricted Stock Units: if you acquired a share through the conversion of a restricted stock unit on September 1, 2005 , with a value on such date of $84.27 per share and you accept the Rescission Offer, you would receive:

•       The fair market value of the share received upon conversion of the related restricted stock unit on September 1, 2005 = $84.27

•       Less dividends we will have paid on that share through the Expiration Date = $2.98

•       Plus simple interest at 4.04% per year = $3.10

•       For a total of $84.27 – $2.98 + $3.10 = $84.39

•       Vesting of Restricted Stock: if you acquired a share pursuant to the vesting of restricted stock on November 22, 2005, with a value on such date of $91.71 (which was the closing price of our common stock on the NYSE on such date), and you accept the Rescission Offer, you would receive:

•       The fair market value of the restricted share on November 22, 2005 =  $91.71

•       Less dividends we will have paid on that share through the Expiration Date =$2.27

•       Plus simple interest at 4.04% per year = $2.55

•       For a total of $91.71 – $2.27 + $2.55 = $91.99

For shares issued on or prior to the record dates indicated below during the Offering Period, we paid or, in the case of the June 30, 2006 record date, will pay, prior to the Expiration Date the following dividends:

Dividend Payments

Record Date	Payment Date	Amount Per Share
July 1, 2004	July 15, 2004	$0.70
October 1, 2004	October 15, 2004	0.70
January 3, 2005	January 18, 2005	0.70
April 1, 2005	April 15, 2005	0.71
June 30, 2005	July 15, 2005	0.71
October 3, 2005	October 17, 2005	0.71
December 30, 2005	January 17, 2006	0.71
March 31, 2006	April 17, 2006	0.78
June 30, 2006	July 17, 2006 (pending)	0.78

Q:   Does the current market price affect my decision?

A:             Yes. In the Rescission Offer we are offering to repurchase applicable shares for (a) the exercise price of the related option if you acquired your shares pursuant to an exercise of options, (b) the fair market value of the shares received upon conversion of related restricted stock units on the date of conversion if you acquired your shares pursuant to a conversion of restricted stock units or (c) the fair market value of the restricted shares on the date of vesting, if you acquired your shares pursuant to the vesting of restricted stock, in each case less dividends received to the Expiration Date and plus interest from the date of receipt of the shares through the Expiration Date as described in this prospectus. Our records indicate that the common stock subject to the Rescission Offer was acquired at per share prices ranging from $25.375 (for 1,000 shares issued upon a stock option exercise) to $109.10 (for 739 restricted shares that vested). On June 21, 2006, the last reported sale price for our common stock on the NYSE was $106.12 per share. Accordingly, acceptance of the Rescission Offer is not economically beneficial to you unless the value of your shares, as of the Expiration Date, is less than the amount for which you acquired such shares, less dividends received to the Expiration Date and plus interest at a rate of 4.04% per year from the date of receipt of the shares through the Expiration Date as described in this prospectus.

Q:   When does the Rescission Offer expire?

A:             The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on July 31, 2006, which is at least thirty (30) days from the date this offer will commence.

Q:   How did you determine the interest rate to use in calculating any amounts owed to me?

A:             Federal law does not provide a specific interest rate to be used in the Rescission Offer. We are using an interest rate of 4.04% per annum, which was the average daily 5-year United States Treasury rate during the Offering Period.

Q:   Am I required to accept the Rescission Offer?

A:             No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary. Acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment with our company.

Q:   What do I need to do now to accept or reject the Rescission Offer?

A:             In addition to receiving a hard copy of this prospectus through the mail, you may have also received this prospectus in electronic form as an attachment to an e-mail message addressed to you.

You may reject the Rescission Offer by either (i) completing, signing and dating the Rescission Election Form and mailing the fully executed Rescission Election Form to the address below for delivery to us on or before the Expiration Date or (ii) clicking the rejection tab in the e-mail message sent to you containing the prospectus as indicated therein, on or before the Expiration Date.

In order to accept the Rescission Offer you must complete, sign and date the Rescission Election Form and provide the relevant supporting documentation set forth therein, including, if applicable, a stock certificate or certificates for the shares you are surrendering to the Company. You may not accept the Rescission Offer by e-mail. You must mail the Rescission Election Form and the required supporting documentation to us at the following address and it must be received by us on or before the Expiration Date:

AvalonBay Communities, Inc.
2900 Eisenhower Avenue
Suite 300
Alexandria, VA 22314
Attention:  Senior Vice President—General Counsel

We recommend that you send the Rescission Election Form and required supporting documentation sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER WE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION ELECTION FORM AND REQUIRED SUPPORTING DOCUMENTATION ON OR BEFORE THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION ELECTION FORM HAS BEEN PROPERLY COMPLETED.

Q:   Can I choose to do nothing—i.e., simply fail to return my Rescission Election Form or not respond to the e-mail?

A:             Yes. If you do not return your Rescission Election Form or respond to the e-mail on or before the Expiration Date of the Rescission Offer, you will be deemed to have rejected the Rescission Offer.

Q:   What will happen if I affirmatively reject or fail to return the Rescission Election Form before the Expiration Date?

A:             If you affirmatively reject or fail to return your Rescission Offer Form and you continue to own the shares subject to the Rescission Offer, you will retain ownership of the shares and you will not receive any cash for those securities from us. The shares subject to the Rescission Offer held by persons who affirmatively reject the Rescission Offer or fail to return the Rescission Election Form before the Expiration Date will, for purposes of applicable federal securities law, be registered securities and, unless held by persons who may be deemed to be “affiliates” of us, will be freely tradable in the public market at such time. Those shares held by our affiliates will be subject to certain restrictions on resale as explained in Rule 144 under the Securities Act.

Q:   When and how will I receive payment for my common shares if I properly accept the Rescission Offer?

A:             If we receive a properly completed Rescission Election Form from you on or before the Expiration Date accepting the Rescission Offer together with required documentation, we will confirm with you the information you have provided, arrange with you a transfer of the shares you are surrendering to us and promptly thereafter (but in all events after the Expiration Date) send you a check for payment for such shares.

Q:   What is the effect of the Rescission Offer on my ability to assert claims?

A:             The rights retained by the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. The staff of the Securities and Exchange Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors—Your federal right of rescission may not survive if you affirmatively reject or fail to accept the Rescission Offer” and “—We may continue to have potential liability under the Securities Act of 1933, as amended, even after this Rescission Offer is made.”

The above discussion does not relate to the antifraud provisions of applicable federal and state securities laws or rights under common law or equity. We urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Q:   Can I change my mind after I have mailed my signed Rescission Election Form or responded to the
e-mail?

A:             Yes. You can change your decision about accepting or rejecting our Rescission Offer at any time on or before the Expiration Date. If you change your decision and now want to reject the Rescission Offer, you must either (i) complete a new Rescission Election Form and send it to us for delivery on or before the Expiration Date or (ii) click the rejection tab in the e-mail message sent to you containing the prospectus as indicated therein on or before the Expiration Date. If you change your decision and now want to accept the Rescission Offer, you must complete a new Rescission Election Form and send it, together with the relevant supporting documentation, to us at the following address and it must be received by us on or before the Expiration Date:

AvalonBay Communities, Inc.

2900 Eisenhower Avenue

Suite 300

Alexandria, VA 22314

Attention:  Senior Vice President—General Counsel

IN THE CASE OF AN ACCEPTANCE OF THE RESCISSION OFFER, A NEW RESCISSION ELECTION FORM MUST BE RECEIVED AT THE ABOVE ADDRESS ON OR BEFORE THE EXPIRATION DATE. IN THE CASE OF A REJECTION OF THE RECISSION OFFER, A NEW RECISSION ELECTION FORM MUST BE RECEIVED AT THE ABOVE ADDRESS OR AN
E-MAIL RESPONSE MUST BE RECEIVED AT THE APPROPRIATE E-MAIL ADDRESS ON OR BEFORE THE EXPIRATION DATE. IF YOUR CHANGED ELECTION IS NOT TIMELY RECEIVED, YOU WILL BE DEEMED TO HAVE ACCEPTED OR REJECTED THE RESCISSION OFFER AS INDICATED IN THE RESCISSION ELECTION FORM OR E-MAIL RESPONSE YOU ORIGINALLY SUBMITTED.

Q:   Can I accept the Rescission Offer in part?

A:             Yes. We sold shares of our common stock on various dates during the Offering Period, which we refer to as the “Offering Dates.”  If you accept this Rescission Offer, you can elect to rescind all shares you acquired on the relevant Offering Dates, or just those purchased on any particular Offering Date. However, you may not accept the Rescission Offer for only a portion of the shares purchased on any particular Offering Date.

Q:   Who can help answer my questions?

A:             If you have any questions regarding the Rescission Offer, you may call the office of our general counsel at (703) 317-4742 during normal business hours.

RISK FACTORS

Before you make any investment decision regarding an investment in our securities, you should be aware that there are risks in making the investment decision, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus including the risk factors identified in our annual report on Form 10-K for the year ended December 31, 2005 under the heading “Risk Factors” in that document. This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed above under the caption “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Rescission Offer

We cannot predict whether the amounts you would receive in the Rescission Offer would be greater than the fair market value of our common stock.

Our common stock is actively traded on the NYSE under the symbol, “AVB.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our common stock on the NYSE at the time the Rescission Offer closes. As a result, if you accept the Rescission Offer, you may receive less than the market value of the common stock you would be tendering to us. The repurchase price for each share of our common stock will be equal to either (a) the exercise price of the related option, (b) the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion or (c) the fair market value of the restricted share on the date of vesting, as applicable, and in each case less dividends received to the Expiration Date and plus interest from the date of receipt of the share through the Expiration Date as described in this prospectus. On June 21, 2006, the last reported sale price for our common stock on the NYSE was $106.12 per share.

Your federal right of rescission may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission will remain preserved. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages under state law. We believe that issuances of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. We, however, do not make any representation as to the compliance of the Rescission Offer with applicable state law. Under most state law, acceptance or rejection of the Rescission Offer may preclude an Eligible Offeree from maintaining an action against us in connection with the shares of our common stock acquired by such Eligible Offeree during the Offering Period. We may assert, among other defenses, in any litigation initiated by an Eligible Offeree who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defenses that we may have.

If you do not accept the Rescission Offer, your shares, although freely tradable, will still remain subject to limitation on resales, if any.

If you affirmatively reject the Rescission Offer or fail to accept the Rescission Offer on or before the Expiration Date, your shares will be registered under the Securities Act of 1933 and will be fully tradable, subject to any applicable limitations set forth in Rule 144 or Rule 145 under the Securities Act of 1933 (such limitations are applicable in this case to “affiliates” of AvalonBay, i.e. directors and executive officers of the company); provided, however, that you will also remain subject to any applicable terms and conditions of any agreement under which your shares were issued or otherwise relating to your shares.

We may continue to have potential liability under the Securities Act of 1933, as amended, even after this Rescission Offer is made.

The Securities Act of 1933, as amended does not provide that a rescission offer will extinguish a holder’s right to rescind the issuance of shares that were not registered or exempt from the registration requirements under the Securities Act of 1933. Consequently, should any recipients of the Rescission Offer reject the Rescission Offer, expressly or impliedly, we may remain liable under the Securities Act of 1933 for the purchase price of the shares issued under the Stock Incentive Plan to Eligible Offerees during the Offering Period that are subject to the Rescission Offer.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

We are required to register issuances of shares of our common stock under the Stock Incentive Plan unless such issuances are exempt from registration under the Securities Act. We recently discovered that we inadvertently exceeded the number of shares of our common stock registered with the Commission for issuance pursuant to the Stock Incentive Plan. While we have filed a new registration statement to cover future issuances of common stock under the Stock Incentive Plan, we are making the Rescission Offer with regard to 236,096 unregistered shares of our common stock issued to Eligible Offerees that occurred prior to our filing of that new registration statement. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the issuance of such shares of our common stock pursuant to the Stock Incentive Plan.

Our directors and executive officers acquired 83,201 of the shares of common stock that are subject to the Rescission Offer and other officers acquired an additional 76,454 of the shares that are subject to the Rescission Offer.

Effect of the Rescission Offer

If you reject (in whole or in part), fail to accept or do not respond to the Rescission Offer by the Expiration Date, you will retain ownership of the shares that are subject to the Rescission Offer (or, if you reject the Rescission Offer in part, you will retain ownership of the shares with respect to which you reject the Rescission Offer) and will not receive any payment for such shares. In addition, such shares of common stock, for purposes of applicable federal securities law, will be registered under the Securities Act of 1933 and will be fully tradable, subject to any applicable limitations set forth in Rule 144 or Rule 145 under the Securities Act of 1933 (such limitations are applicable in this case to “affiliates” of AvalonBay, i.e. directors and executive officers of the company); provided, however, that you will also remain subject to any applicable terms and conditions of any agreement under which your shares were issued or otherwise relating to your shares.

We believe that as a result of your acceptance or rejection of the Rescission Offer, under general theories of estoppel, you will be precluded from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable securities laws or rights under state securities laws, common law or equity. We believe that the issuances of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state law. Furthermore, we believe that the Rescission Offer is exempt from registration under state law and thus need not comply with state law regulating such offers. We, however, do not make any representation as to the compliance of the Rescission Offer with applicable state law. Under most state law, acceptance or rejection of the Rescission Offer may preclude an Eligible Offeree from maintaining an action against us in connection with the shares of our common stock acquired by such Eligible Offeree during the Offering Period. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

If you currently hold shares acquired during the Offering Period (a) upon the exercise of employee stock options, (b) upon the conversion of restricted stock units or (c) upon the vesting of restricted stock grants, you may accept the Rescission Offer, in which case we will repurchase your shares at a repurchase price that will be equal to either (a) the exercise price of the related option, (b) the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion or (c) the fair market value of the restricted share on the date of vesting, as applicable, and in each case less the sum of the dividends paid on these shares from the date of each such share’s issuance to an Eligible Offeree through the Expiration Date and plus interest at the rate of 4.04% per year from the date of receipt of the shares through the Expiration Date, as described in this prospectus. On June 21, 2006, the last reported sale price for our common stock on the NYSE was $106.12 per share.

Federal law does not provide a specific interest rate to be used in the Rescission Offer. We are using a rate of 4.04% per annum, which was the average daily 5-Year United States Treasury rate during the Offering Period.

During the Offering Period, we paid a cash dividend on the dates and in the amounts per share indicated in the table below:

Dividend Payments

Record Date	Payment Date	Amount PerShare
July 1, 2004	July 15, 2004	$0.70
October 1, 2004	October 15, 2004	0.70
January 3, 2005	January 18, 2005	0.70
April 1, 2005	April 15, 2005	0.71
June 30, 2005	July 15, 2005	0.71
October 3, 2005	October 17, 2005	0.71
December 30, 2005	January 17, 2006	0.71
March 31, 2006	April 17, 2006	0.78
June 30, 2006	July 17, 2006 (pending)	0.78

The amount and timing of future dividends are determined by our Board of Directors based on business considerations at the time.

The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on July 31, 2006.

If we receive a properly completed Rescission Election Form, together with the required supporting documentation described in the Rescission Election Form, from you on or before the Expiration Date accepting the Rescission Offer, we will confirm with you the information you have provided, arrange with you a transfer of the shares you are surrendering to us and promptly thereafter (but in all events after the Expiration Date) send you a check for payment for such shares.

Payment of proceeds directly to you may result in adverse tax consequences. See “Material United States Federal Income Tax Considerations.”

We have not retained nor do we intend to retain any person to make solicitations or recommendations to you in connection with the Rescission Offer.

Neither we nor our officers or directors may make any recommendations to you with respect to the Rescission Offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to the Rescission Offer.

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to Accept the Rescission Offer

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you currently hold shares purchased during the Offering Period, the value of which on the Expiration Date is less than (a) the exercise price of the option exercised to obtain the shares being repurchased, (b) the fair market value of the share received upon conversion of the related restricted stock unit on the date of conversion or (c) the fair market value of the restricted share on the date of vesting, as applicable, and in each case less dividends received to the Expiration Date and plus interest at the rate of 4.04% per year from the date of receipt of the shares through the Expiration Date, as described in this prospectus.

In the event you elect to accept the Rescission Offer, you must complete the Rescission Election Form indicating that you wish to accept the offer and return it, together with the supporting documentation set forth in the Rescission Election Form, to the attention of AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, VA 22314, Attention: Senior Vice President—General Counsel. We must receive your properly completed Rescission Election Form, together with the supporting documentation set forth therein, indicating that you wish to accept the offer on or before the Expiration Date, otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Rescission Election Form has been properly completed.

How to Reject the Rescission Offer

In the event you elect to reject the Rescission Offer, you should either (i) mail the fully executed Rescission Election Form to the attention of AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, VA 22314, Attention: Senior Vice President—General Counsel for delivery on or before the Expiration Date or (ii) click the rejection tab in the email sent to you containing the prospectus as indicated therein, on or before the Expiration Date. We will, in our sole discretion, determine whether your Rescission Election Form has been properly completed. If we do not receive a properly completed Rescission Election Form indicating that you wish to either accept or reject the Rescission Offer or an e-mail response indicating that you wish to reject the Rescission Offer on or before the Expiration Date, you will be deemed to have rejected the Rescission Offer.

Changing Your Decision to Accept or Reject the Rescission Offer

You can change your decision to accept or reject our Rescission Offer at any time on or before the Expiration Date. If you change your decision and now want to reject the Rescission Offer, you must either (i) complete a new Rescission Election Form and mail the fully executed Rescission Election Form to the attention of AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, VA 22314, Attention: Senior Vice President—General Counsel, for delivery on or before the Expiration Date or (ii) click the rejection tab in the email sent to you containing the prospectus as indicated therein on or before the Expiration Date. If you change your decision and now want to accept the Rescission Offer, you must complete a new Rescission Election Form and mail it, together with the relevant supporting documentation, to the attention of AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, VA 22314, Attention: Senior Vice President—General Counsel, for delivery on or before the Expiration Date. We must receive this new Rescission Election Form, or in the case of a rejection by email such e-mail response on or before the Expiration Date, otherwise, we will proceed on the election made pursuant to your original Rescission Election Form or rejection by e-mail response.

IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE, OR IN WRITING OR EMAIL OF YOUR REJECTION, OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS.

Funding of the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of common stock that may be surrendered to us for repurchase as a result of the Rescission Offer and intend to pay for any such shares out of working capital.

Use of Common Stock Repurchased in our Rescission Offer

The shares of our common stock repurchased by us pursuant to the Rescission Offer, if any, will become authorized but unissued shares.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Scope of this Discussion

This section summarizes certain material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to you as a result of participating in the Rescission Offer. This discussion does not deal with all of the U.S. federal income tax consequences of the Rescission Offer that may be relevant to: (a) a person in light of that person’s particular circumstances, or (b) to persons subject to special rules, such as dealers in securities, those who are not “U.S. persons,” persons who are subject to the alternative minimum tax, persons who are not individuals, and persons holding shares that are subject to straddle, hedging, conversion or constructive sale transactions, or other arrangements involving more than one position, or who hold shares other than as a capital asset. The U.S. federal income tax law applicable to the Rescission Offer is uncertain. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the tax consequences to anyone accepting the Rescission Offer. This discussion is not binding on the IRS, and the IRS is not precluded from asserting a position different from or contrary to the positions summarized in this discussion or otherwise recharacterizing a rescission transaction in whole or in part. Because the authorities on which this discussion is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this discussion. In addition, this discussion does not address the U.S. state and local, foreign or other tax consequences of participating in the Rescission Offer.

This discussion is not intended to be, and should not be construed as, legal or U.S. federal income tax advice. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Authorities

This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, published revenue rulings and revenue procedures of the IRS, applicable legislative history, and judicial decisions, in each case in effect and available as of the date of this document. All such authorities are subject to differing interpretation or change at any time, either prospectively or retroactively, and any such change could materially affect the federal income tax consequences described below. This discussion does not discuss the potential effects, whether adverse or beneficial, of any proposed regulations or legislation that, if enacted, could be applied on a retroactive basis.

Share Redemptions

For U.S. federal income tax purposes, we intend to treat share purchases pursuant to the Rescission Offer as a taxable redemption of shares with the redemption price equal to the amount paid by us for such shares (including in the redemption price the portion of the payment equal to the amount of interest on the original purchase price of such shares). The IRS is not precluded from characterizing share repurchases under the Rescission Offer as the return of the original purchase price, which would be nontaxable because there would be no taxable gain or loss, plus the payment of interest, which would be taxable to you as ordinary income and would be deductible by us. This alternative treatment, however, should require that your original purchase of our shares be treated as a loan to us for U.S. federal income tax purposes.

Assuming our treatment of the Rescission Offer as a redemption of shares is correct, the tax treatment of the redemption payment will differ depending on whether the redemption of shares under the Rescission Offer is treated as a sale or exchange of shares or, alternatively, as a distribution. The redemption should be treated as a sale or exchange for federal income tax purposes, and not as a distribution, if it (a) results in a “complete redemption” of your interest in our stock; (b) is “substantially disproportionate” with respect to you; or (c) is “not essentially equivalent to a dividend” with respect to you, in each case as such terms are defined by applicable authorities. These three tests, which are more fully described below, are collectively referred to in this discussion as the “Redemption Tests.”

The Redemption Tests are applied on a person-by-person basis. If a redemption does not satisfy any of the Redemption Tests, the payment of the proceeds from the sale will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting the Rescission Offer will be subject to sale or exchange treatment and others will receive distribution treatment. BECAUSE THE APPLICATION OF THE REDEMPTION TESTS IS APPLIED ON A PERSON-BY-PERSON BASIS, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR IN CONNECTION WITH THE POSSIBLE FEDERAL INCOME TAX TREATMENT THAT MAY APPLY IN YOUR PARTICULAR CASE.

For purposes of determining whether any of the Redemption Tests are satisfied, you are treated as owning not only shares that are actually owned by you, but also shares which are treated as constructively owned by you. You may constructively own shares actually owned, and in some cases constructively owned, by certain related individuals or entities treated as related to you and shares that you have the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our stock or stock options may also affect the Redemption Tests.

The redemption will result in a “complete redemption” of your shares if either (a) all of the shares actually and constructively owned by you are sold pursuant to the Rescission Offer or (b) all of the shares actually owned by you are sold pursuant to the Rescission Offer and you are eligible to waive and do effectively waive constructive ownership of shares.

The redemption will be “substantially disproportionate” with respect to you if (a) the percentage of our voting stock owned by you immediately after the redemption (taking into account the effect of all shares purchased by us pursuant to the Rescission Offer) equals less than 80 percent of the percentage of our voting stock owned by you immediately before the redemption; (b) the percentage of our common stock (whether voting or nonvoting stock) owned by you after the redemption (taking into account the effect of all shares purchased by us pursuant to the Rescission Offer) equals less than 80 percent of the percentage of our common stock owned by you immediately before the redemption; and (c) after the redemption you own less than 50 percent of the total combined voting power of all classes of our stock entitled to vote (taking into account the effect of all shares purchased by us pursuant to the Rescission Offer).

The redemption will satisfy the “not essentially equivalent to a dividend” test with respect to you if, in light of your particular circumstances (including your relative interest in our stock), your sale of shares pursuant to the Rescission Offer results in a “meaningful reduction” of your interest in our stock (taking into account the effect of all shares purchased by us pursuant to the Rescission Offer). This test may be satisfied irrespective of your failure to satisfy the complete redemption or substantially disproportionate tests.

Assuming our treatment of the Rescission Offer as a redemption of shares is correct, and if the redemption qualifies for sale or exchange treatment with respect to you under one or more of the Redemption Tests, your tax treatment will depend upon whether you acquired your shares of common stock pursuant to the exercise of an incentive stock option, the exercise of a nonstatutory stock option, the conversion of restricted stock units or the vesting of shares of restricted stock.

Incentive Stock Options. The taxable event for the share of common stock received from an incentive stock option generally arises upon the sale of the stock which was received upon the exercise of the incentive stock option. The gain from such sale is treated as capital gain unless the sale occurs within either two years after the grant of the incentive stock option or within one year after the exercise of the incentive stock option, referred to as the incentive stock option holding period. If you accept the Rescission Offer and it becomes binding prior to the expiration of your incentive stock option holding period, you must include any income attributable to the sale in the tax year which includes the expiration date of the Rescission Offer. Of the gain realized on the Rescission Offer, you must include as ordinary income the lesser of (1) the fair market value of the option stock on the date of exercise, minus the exercise price of the option, or (2) the amount realized on the disposition of the stock pursuant to the Rescission Offer, minus the exercise price of the option. Presumably, any gain in excess of this amount can be treated as capital gain, which will be long term if the shares are held for more than one year after the exercise date. If you accept the Rescission Offer and sell shares acquired upon the exercise of an incentive stock option after the expiration of the incentive stock option holding period, you will have long-term capital gain or loss.

Nonstatutory Stock Options, Restricted Stock Units or Shares of Restricted Stock. If you acquired the shares of common stock pursuant to the exercise of a nonstatutory stock option, the conversion of restricted stock units or vesting of shares of restricted stock, and if treatment of the Rescission Offer as a redemption of shares is correct, any gain or loss you receive on the sale should be capital gain or loss. Such gain or loss will be short-term or long-term capital gain or loss, depending on whether you held the shares for one year or less, or more than one year, at the time of the redemption (in the case of shares of restricted stock, one year from the date such shares vested, assuming you did not make an election under Section 83(b) of the Code).

If your redemption fails to qualify for sale or exchange treatment under the rules described above, the gross proceeds you receive pursuant to the Rescission Offer will be characterized as a dividend distribution to the extent of our accumulated and current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify). Dividends received by individuals generally will be subject to tax at a reduced rate of 15%. The portion, if any, of the proceeds received by you pursuant to the Rescission Offer in excess of the amount treated as a dividend will be treated first as a tax-free recovery of your basis in the redeemed shares and then as capital gain from a sale or exchange. If you receive proceeds that are taxed as a dividend, you should generally be able to transfer any unrecovered tax basis in the redeemed shares to any of our shares retained by you, or possibly to shares constructively owned by you if you do not retain any of our shares.

Backup Withholding

Under the U.S. federal income tax backup withholding rules, 28% of the gross proceeds payable to a person pursuant to the Rescission Offer must be withheld and remitted to the United States Treasury unless you (i) are an exempt recipient and, if required, establish your right to an exemption or (ii) provide your taxpayer identification number, certify that you are not currently subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. A person may generally avoid backup withholding by furnishing a completed Form W-9, a copy of which is included as part of the Rescission Election Form. Backup withholding is not an additional tax; any amount withheld under these rules will be creditable against your U.S. federal income tax liability, and you may be entitled to a refund provided the required information is furnished to the IRS.

Because the authorities on which this discussion is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this discussion. In addition, this discussion does not address the U.S. state and local, foreign or other tax consequences of participating in the Rescission Offer.

USE OF PROCEEDS

We will not receive any proceeds from the Rescission Offer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings are also available to the public from the Commission’s Web site at http://www.sec.gov. In addition, you may read our Commission filings at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005. Our Commission filings are available at the NYSE because our common stock and an outstanding series of preferred stock are listed on the NYSE.

In accordance with Section 2-210 of the Maryland General Corporation Law, our board of directors may authorize the issuance of some or all of the shares of any or all of our classes or series of stock without certificates. In addition, we have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock” incorporated by reference from our Registration Statement on Form 8-B filed June 8, 1995. Our charter imposes limitations on the ownership and transfer of our stock. See “Limits on Ownership of Stock” also incorporated by reference from our Registration Statement on Form 8-B filed June 8, 1995. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer.

INCORPORATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the Commission, and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Expiration Date.

AvalonBay Filings (File No. 001-12672)	Period or Date Filed
Quarterly Report on form 10-Q	Quarter ended March 31, 2006
Annual Report on Form 10-K	Year ended December 31, 2005
Current Report on Form 8-K	February 14, 2006
Current Report on Form 8-K	March 13, 2006

In addition, we are incorporating by reference the description of our common stock from our Registration Statement on Form 8-B filed June 8, 1995.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer. Our telephone number is 703-329-2300.

This prospectus is part of a registration statement we filed with the Commission. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

The validity of the securities we are offering to repurchase hereby has been passed upon for us by Edward M. Schulman, Esq., Senior Vice President and General Counsel of our company. Mr. Schulman is the beneficial owner of 9,128 shares of our common stock, including 1,096 shares subject to the Rescission Offer.

EXPERTS

The consolidated financial statements of AvalonBay Communities, Inc. appearing in AvalonBay Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and AvalonBay Communities, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

The following is an itemized statement of the estimated expenses to be paid by the registrant in connection with the Rescission Offer

Commission registration fee	$1,670
Legal fees and expenses	15,000
Accounting fees and expenses	3,000
Printing fees and expenses	500
Miscellaneous expenses	500
Total	$20,670

*All  amounts are estimates, except the registration fee.

Item 15. Indemnification of Directors and Officers.

Subject to certain limited exceptions, AvalonBay’s charter and bylaws, each as amended, limit the liability of AvalonBay’s directors and officers to AvalonBay and its stockholders for money damages for any breach of any duty owed by such director or officer of AvalonBay to the fullest extent permitted by Maryland law. The Maryland General Corporation Law (“MGCL”) generally permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, unless it is established that (A) the director or officer actually received an improper personal benefit in money, property or services; (B) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or (C) the director’s or officer’s act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty. However, if the proceeding was one by or in the right of AvalonBay, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to AvalonBay. These provisions do not limit the ability of AvalonBay or its stockholders to obtain other relief, such as an injunction or rescission.

Pursuant to the authority granted in AvalonBay’s charter and bylaws, AvalonBay has also entered into indemnification agreements with certain of its executive officers and members of the board of directors who are not officers of AvalonBay, pursuant to which AvalonBay has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or directors and has agreed to advance expenses incurred by them in certain circumstances. These provisions and contracts could reduce the legal remedies available to AvalonBay and its stockholders against these individuals. In addition, AvalonBay maintains a directors’ and officers’ liability insurance policy.

Item 16. Exhibits.

Exhibit No.	Description
*5.1	Opinion of Edward M. Schulman, Esq.—Senior Vice President and General Counsel of the registrant as to the legality of the securities being registered.
*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Edward M. Schulman, Esq.—Senior Vice President and General Counsel of the registrant (included in Exhibit 5.1 hereto).
*24.1	Power of Attorney.
*99.1	Letter to Rescission Offer Recipients.
*99.2	Rescission Election Form.

*                    Filed herewith

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AvalonBay Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia, on this 22nd day of June, 2006.

AVALONBAY COMMUNITIES, INC.
By:	/s/ Bryce Blair
Bryce Blair
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryce Blair	Chairman of the Board and Chief Executive Officer	June 22, 2006
Bryce Blair	(Principal Executive Officer) and Director
/s/ *	Director	June 22, 2006
Bruce A. Choate
/s/ *	Director	June 22, 2006
John J. Healy, Jr.
/s/ *	Director	June 22, 2006
Gilbert M. Meyer
/s/ Timothy J. Naughton	President and Director	June 22, 2006
Timothy J. Naughton
/s/ *	Director	June 22, 2006
Lance R. Primis
/s/ *	Director	June 22, 2006
H. Jay Sarles
/s/ *	Director	June 22, 2006
Allan D. Schuster
/s/ *	Director	June 22, 2006
Amy P. Williams
/s/ Thomas J. Sargeant	Chief Financial Officer	June 22, 2006
Thomas J. Sargeant	(Principal Financial and Accounting Officer)
/s/ Thomas J. Sargeant
Thomas J. Sargeant *Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

*5.1	Opinion of Edward M. Schulman, Esq., Senior Vice President and General Counsel of the registrant, as to the legality of the securities being registered.
*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Edward M. Schulman, Esq., Senior Vice President and General Counsel of the registrant, (included in Exhibit 5.1 hereto).
*24.1	Power of Attorney.
*99.1	Letter to Rescission Offer Recipients.
*99.2	Rescission Election Form.

* Filed herewith.